  Exhibit 10.20

[FORM OF SETTLEMENT NOTE]

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO BORROWER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: ___________, 2020

Principal Amount: $_____________

Original Conversion Price (subject to adjustment herein): $0.20

CONVERTIBLE NOTE
DUE January 31, 2021

THIS CONVERTIBLE NOTE is a duly authorized and validly issued Note of GT BIOPHARMA, INC., a Delaware corporation, (“Borrower”), having its principal place of business at 9350 Wilshire Blvd, Suite 203, Beverly Hills, CA 90212, due January 31, 2021 (the “Maturity Date”) (this note, the “Note”).

FOR VALUE RECEIVED, Borrower promises to pay to THEOREM GROUP, LLC, a California limited liability company, or its registered assigns (the “Holder”), with an address at: _________________________, or shall have paid pursuant to the terms hereunder, the principal sum of ____________________________ AND __/100ths DOLLARS ($_____________) on the Maturity Date or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

This Note is subject to the following additional provisions:

Section 1.          Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Settlement Agreement and (b) the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Attribution Parties” shall have the meaning set forth in Section 4(e).

“Bankruptcy Event” means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof, (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts (g) Borrower or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, or (h) Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means, other than by means of conversion or exercise of this Note and the securities issued together with this Note, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock Equivalents” means any securities of Borrower or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock.

 “Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(c).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon Conversion of this Note in accordance with the terms hereof.

“Debentures” means those certain 10% Senior Convertible Debentures of the Borrower issued on August 2, 2018, September 7, 2018, September 24, 2018, December 19, 2019, January 30, 2020, April 20, 2020, May 7, 2020, June 19, 2020, July 7, 2020 and the Senior Convertible Notes issued on February 4, 2019.

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Event of Default” shall have the meaning set forth in Section 8(a).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of Borrower or its Subsidiaries pursuant to any equity or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) the Conversion Shares upon conversion of this Note and/or other securities exercisable or exchangeable for, or convertible into, Common Stock issued and outstanding on the Original Issue Date; provided that such securities and any term thereof have not been amended since the Original Issue Date to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities (except pursuant to provisions providing for automatic adjustment to such terms upon the occurrence of certain events similar to those set forth in Section 5) and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of Borrower, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of Borrower and shall be intended to provide to Borrower substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means any liability of the Borrower (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business) or (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Note and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note..

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 3(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Indebtedness” means (a) any Indebtedness existing as of the Original Issue Date;; (b) any liabilities for borrowed money or amounts owed not in excess of $10,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business); (c) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Borrower's consolidated balance sheet (or the notes thereto) not affecting more than $10,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (d) the present value of any lease payments not in excess of $100,000 due under leases required to be capitalized in accordance with GAAP; (e) any liabilities for borrowed money that are junior to this Note pursuant to an intercreditor agreement, and the holders of which are not granted any security interest; (f) up to $7,500,000 aggregate principal amount of liability for borrowed money incurred after the Original Issue Date that rank pari passu to this Note and the holders of which are not granted any security interest; (g) any other liability for borrowed money incurred on or after the Repurchase Offer Trigger Date; provided that Borrower shall comply (or shall have previously complied) with the requirements of Section 2(g) and (h) any Indebtedness incurred in connection with any refinancing, refunding, renewal, replacement or extension, in whole or in part, of any Indebtedness.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Borrower) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of Borrower's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of Borrower's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Liens, and (c) Liens in connection with Permitted Indebtedness under clauses (a), (b), (c) and (g) thereunder.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Agreement” means that certain Settlement Agreement, dated as of __________, 2020, by and among Borrower, the Holder, Anthony Cataldo and Paul Kessler.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares, stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless the context otherwise requires, references herein to a “Subsidiary” refer to a Subsidiary of Borrower.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, the OTCQX or the OTC Pink Marketplace (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if any of the Nasdaq markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser, the fees and expenses of which shall be paid by Borrower.

Section 2.         Interest and General Provisions.

a)           Payment of Interest in Cash or Kind. Borrower shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10% per annum, payable on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Holder’s option in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock based on the Conversion Price then in effect. Borrower may not pay any interest in shares of Common Stock in excess of the Beneficial Ownership Limitation when applicable, unless waived by Holder. Following the occurrence and during the continuance of an Event of Default, then from the first date of such occurrence, the annual interest rate on this Note shall be eighteen percent (18%). Such interest shall be due and payable on the Maturity Date, whether by acceleration or otherwise.

b)           Payment Grace Period. Except as described in this Note, Borrower shall not have any grace period to pay any monetary amounts due under this Note.

c)           Conversion Privileges. The Conversion Rights set forth in Section 4 shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Section 4 hereof.

d)           Application of Payments. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

e)           Pari Passu. Except as otherwise set forth herein, the Borrower shall treat this Note pari passu with the Permitted Indebtedness of other 10% Convertible Notes. All payments made, or actions taken on the Permitted Indebtedness of other 10% Convertible Notes shall be made or taken pari passu with this Note. Notwithstanding anything to the contrary contained herein or in the Settlement Agreement, it shall not be considered non-pari passu for a Holder to elect to receive interest paid in Common Stock or for Borrower to actually pay interest in Common Stock to such electing Holder.

f)           Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof. Except as set forth herein, this Note may not be prepaid without the consent of the Holder.

g)           Prepayment. Except as otherwise set forth in this Note, Borrower may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 3.           Registration of Transfers and Exchanges.

a)          Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)          Investment Representations. This Note has been issued subject to certain representations of the original Holder set forth in the Settlement Agreement and may be transferred or exchanged only in compliance with the Settlement Agreement and applicable federal and state securities laws and regulations.

c)          Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the register of Notes (the “Note Register”) as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4.           Conversion.

a)          Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note, including interest accrued hereon, shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(e) hereof). The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and accrued interest, if any, to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note has been so converted, in which case the Holder shall deliver the original of this Note to Borrower no later than ten (10) Trading Days after conversion. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b)           Mandatory Conversion. In the event the Borrower is successful in obtaining the Second Raise as defined in Section 5.e), the Holder agrees to convert on the final closing date of the Second Raise (the “Second Raise Closing Date”), all money owed to the Borrower pursuant to this Note, whether in principal, interest or fees, into shares of the Borrower’s Common Stock.

c)           Conversion Price. The conversion price for the principal and interest, if any, in connection with voluntary conversions by the Holder shall be $0.20 per share of Common Stock, subject to adjustment herein (the “Conversion Price”). The conversion price for a mandatory conversion pursuant to Section 4.b) shall be the lessor of (i) the Conversion Price in effect on the Second Date Closing Date, or (ii) 75% of the lowest per share price at which Common Stock may be issued in connection with any conversion rights associated with the Second Raise.

d)          Mechanics of Conversion.

i.          Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus interest, if any, elected by the Holder to be converted by (y) the Conversion Price.

ii.         Delivery of Certificate Upon Conversion. In connection with sales of the Conversion Shares, not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares or by crediting the Holder's or its designee's balance account with The Depository Trust Company's Deposit / Withdrawal At Custodian system, which Conversion Shares, if issued on or after the earlier of the one year or six month anniversary, as applicable, of the Original Issue Date in accordance with Rule 144 shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of this Note. Borrower shall use its best efforts to deliver any certificate or certificates required to be delivered by Borrower under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.         Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Borrower shall promptly return to the Holder any original Note delivered to Borrower and the Holder shall promptly return to Borrower the certificate or certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv.         Obligation Absolute; Partial Liquidated Damages. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Borrower of any such action Borrower may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and Borrower posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, Borrower shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the Share Delivery Date, Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages being to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for Borrower’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.           Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if Borrower fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Borrower shall be required to pay the Holder $1,000. The Holder shall provide Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

vi.         Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than 150% of the aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount assuming such principal amount was not converted through the Maturity Date. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

vii.         Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.         Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares; provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

e)           Holder’s Conversion Limitations. Borrower shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock held by the Holder and its Affiliates and Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, Borrower shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time upon prior notice to Borrower, and may increase the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(e) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. The provisions of this Section 4.e) notwithstanding, in the event of a mandatory conversion pursuant to Section 4.b), the mandatory conversion shall be made into shares of Common Stock up to the Beneficial Ownership Limitation amount. The balance of the mandatory conversion shall be made into shares of preferred stock of the Borrower convertible into shares of the Common Stock on a share for share basis.

Section 5.           Certain Adjustments.

a)          Stock Dividends and Stock Splits. If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Notes or any other Permitted Indebtedness that is convertible into Common Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Subsequent Equity Sales. In addition to the reductions of the Conversion Price described in Section 4(c), if, at any time while this Note is outstanding, Borrower or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price, subject to adjustment for reverse and forward stock splits and the like. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If Borrower enters into a Variable Rate Transaction, despite the prohibition set forth in the Settlement Agreement, Borrower shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. Borrower shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Sections 5(a) and (b) above, if at any time Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)           Pro Rata Distributions. During such time as this Note is outstanding, if Borrower shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e)           Adjustment upon $15,000,000 Raise. This Note is part of a financing that will be followed by a second financing in the amount of $15,000,000 (the “Second Raise”). The Second Raise may consist of the sale of Common Stock, the sale of convertible debt, and/or the issuance of warrants. Upon the closing of the Second Raise, the Conversion Price of this Note will automatically be the lesser of: (i) the Conversion Price of this Note pursuant to the terms and conditions of this Note; (ii) the price of the Common Stock sold in the Second Raise discounted by 25%; (iii) the conversion price of debt sold in the Second Raise discounted by 25%; or (iv) the exercise price of warrants issued in connection with the Second Raise discounted by 25%.

f)           Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another Person, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than, for the avoidance of doubt any subdivision, combination or re-classification described in Section 5(a)), (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Borrower shall cause any successor entity in a Fundamental Transaction in which Borrower is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Borrower under this Note and the other Settlement Documents in accordance with the provisions of this Section 5(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder (which approval shall not be unreasonably withheld, delayed or conditioned) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder (which approval shall not be unreasonably withheld, delayed or conditioned). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the Settlement Agreement referring to the “Borrower” shall refer instead to the Successor Entity), and may exercise every right and power of Borrower and shall assume all of the obligations of Borrower under this Note and the other Settlement Documents with the same effect as if such Successor Entity had been named as Borrower herein.

g)           Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

h)          Notice to the Holder.

i.            Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Conversion by Holder. If (A) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Borrower or any of the Subsidiaries, Borrower shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

i)           Reset. Provided the Holder has acquired from the Borrower a Note in the principal amount of not less than $30,000, then for so long as this Note is outstanding, if from and after the Issue Date of this Note the Holder converts any or all of a Debenture, then with respect to an aggregate amount of such conversions of the Debenture not exceeding the initial Principal Amount of this Note, upon the occurrence of a Dilutive Issuance (as defined in the Debenture), Borrower shall issue to Holder additional shares of Common Stock (the “Additional Shares”) for no additional consideration, so that the average price per share of the shares of Common Stock issued and issuable upon the aforedescribed conversion of the Debenture when added to the Additional Shares shall be equal to the Base Conversion Price (as defined in the Debenture).

Section 6.                      Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, Borrower shall not directly or indirectly:

a)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)           amend its charter documents, including, without limitation, its restated certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder; provided, however, except in connection with an increase in the authorized shares by Borrower;

d)           repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its Common Stock or Common Stock Equivalents other than (i) as to the Conversion Shares or such shares of Common Stock that may be issued upon conversion of Permitted Indebtedness having terms similar to the Notes, in each case, in connection with the payment of cash in lieu of fractional shares or (ii) with respect to Common Stock Equivalents, to the extent permitted by Section 6(e) below;

e)           redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than Permitted Indebtedness or the Notes, if on a pro-rata basis), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness. The foregoing restriction shall also apply to Permitted Indebtedness from and after the occurrence of an Event of Default;

f)           declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock, by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, liquidation, distribution, preferential payments in connection with any securities or debt issuances, corporate rearrangement, scheme of arrangement or other similar transaction;

g)           enter into any transaction with any Affiliate of Borrower which would be required to be disclosed by a company subject to the reporting requirements of Section 12(g) of the Exchange Act in any public filing with the SEC, unless such transaction is made on reasonable commercial terms and expressly approved by either (i) a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval) or (ii) all of the directors; or

h)           enter into any agreement with respect to any of the foregoing.

Section 7.             Events of Default.

a)           “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the payment of (A) the principal amount of this Note or (B) interest, liquidated damages and other amounts owing to a Holder of this Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within three (3) Trading Days after Borrower has become aware of such default;

ii.         Borrower shall fail to observe or perform any other material covenant or agreement contained in this Note (other than a breach by Borrower of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any Other Holder to Borrower and (B) ten (10) Trading Days after Borrower has become aware of such failure;

iii.          a material default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which Borrower or any Subsidiary is obligated (and not covered by clause (vi) below), which would reasonably be expected to have a Material Adverse Effect;

iv.         any material representation or warranty made in this Note, any other Settlement Document or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.           Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

vi.         Borrower or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.         Borrower shall be a party to any Change of Control Transaction or Fundamental Transaction or disposition of all or in excess of 30% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

viii.           Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

ix.          Borrower shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth (5th) Trading Day after a Conversion Date pursuant to Section 4(d) or Borrower shall provide at any time notice to the Holder, including by way of public announcement, of Borrower’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

x.        Borrower shall fail to observe or perform any material covenant or agreement set forth in any other Settlement Document, which breach is not cured within any allowed cure period;

xi.         any monetary judgment, writ or similar final process shall be entered or filed against Borrower, or any of its respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded, unstayed, unsettled, unsatisfied, or unpaid for a period of ninety (90) calendar days;

xii.            any dissolution, liquidation or winding up by Borrower of a substantial portion of its business;

xiii.            cessation of operations by Borrower;

xiv.            the failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with twenty (20) days after written notice to Borrower from the Holder;

x.               the Conversion Shares are no longer listed, quoted or are otherwise delisted from the then principal Trading Market;

xvi.            a Commission or judicial stop trade order or suspension from Borrower’s then principal Trading Market;

xvii.          the restatement after the date hereof of any financial statements filed by Borrower with the SEC for any date or period from the Original Issue Date and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section;

xviii.         Borrower effectuates a reverse split of its Common Stock without five (5) days prior written notice to the Holder; or

xix.           a failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document;

xx.           a default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period;

xxi.            any material provision of any Settlement Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under any Settlement Document.

In the event more than one grace, cure or notice period is applicable to an Event of Default, then the shortest grace, cure or notice period shall be applicable thereto.

b)          Remedies Upon Event of Default, Fundamental Transaction and Change of Control Transaction. If any Event of Default or a Fundamental Transaction or a Change of Control Transaction occurs, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default interest on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.          Miscellaneous.

a)          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and keep on file by the sending party), or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: GT Biopharma, Inc., 9350 Wilshire Blvd, Suite 203, Beverly Hills, CA 90212, Attn: Chief Executive Officer (with copies emailed to sww@gtbiopharma.com; ajc@gtbiopharma.com), with a copy to (which shall not constitute notice): Perrie Weiner at perrie.weiner@bakermckenzie.com, and (ii) if to the Holder, to: the address and email indicated on the front page of this Note.

b)          Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay (A) the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)          Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

d)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Settlement Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Settlement Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

e)          Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

f)         Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g)        Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h)        Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)         Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)         Amendment. This Note may be amended and any provisions hereof may be waived by written consent of Borrower and the Majority in Interest.

k)        Facsimile Signature. In the event that Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of Borrower with the same force and effect as if such signature page were an original thereof.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the Original Issue Date set out above.

GT BIOPHARMA, INC.

By:
Name:	Anthony Cataldo
Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due January 31, 2021 of GT Biopharma, Inc., a Delaware corporation (the “Borrower”), into shares of common stock (the “Common Stock”), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of the Common Stock does not exceed the amounts specified under Section 4(e) of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion: ____________________________

Principal Amount of Note to be Converted: $__________________

Accrued Interest to be Converted, if any: $______________

Conversion Price: $_________________

Number of shares of Common Stock to be issued: ______________

Signature: _________________________________________

Name: ____________________________________________

DWAC Instructions: _________________________________

Broker No:_____________
Account No: _______________